Exhibit 4.2

FIRST AMENDMENT TO CREDIT AGREEMENT

This FIRST AMENDMENT TO CREDIT AGREEMENT (this “Amendment”) is entered into as of April 1, 2008, by and among LA-Z-BOY INCORPORATED, a Michigan corporation (“Parent”), KINCAID FURNITURE COMPANY, INCORPORATED, a Delaware corporation, ENGLAND, INC., a Michigan corporation, BAUHAUS U.S.A., INC., a Mississippi corporation, LA-Z-BOY CANADA LIMITED, an Ontario corporation, LA-Z-BOY GREENSBORO, INC., a North Carolina corporation, and LZB MANUFACTURING, INC., a Michigan corporation (collectively, the “Borrowers” and each, a “Borrower”), the Lenders party hereto and WACHOVIA CAPITAL FINANCE CORPORATION (CENTRAL), as administrative agent (the “Agent”).

WITNESSETH:

WHEREAS, the Borrowers, the Subsidiary Guarantors, the Lenders and the Agent are parties to that certain Credit Agreement dated as of February 6, 2008 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”; capitalized terms used herein and not otherwise defined shall have the meanings ascribed to such terms in the Credit Agreement), pursuant to which the Lender Group has agreed to make the Revolving Credit Commitments and other financial accommodations available to the Borrowers from time to time pursuant to the terms and conditions thereof;

WHEREAS, the Borrowers have requested that Section 12.3 of the Credit Agreement, Limitations on Loans, Advances, Investments and Acquisitions, be amended, and the Lenders and the Agent have agreed to the requested amendment on the terms and conditions set forth herein.

NOW THEREFORE, in consideration of the foregoing premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1.           Amendment to the Credit Agreement.  Section 12.3 of the Credit Agreement, Limitations on Loans, Advances, Investments and Acquisitions, is hereby modified and amended by (a) deleting the “or” after the end of subclause (ii) of clause (c) of such Section and in place thereof inserting “,” and (b) deleting the “;” after the end of subclause (iii) of clause (c) of such Section and in place thereof inserting the following:

“or (iv) the guaranty by the Parent in favor of Parques Industriales Amistad, S.A. de C.V., under which the Parent has agreed to guarantee the obligations of La-Z-Boy Muebles, S. de R.L. de C.V., a Wholly-Owned Subsidiary, under a build-to-suit lease between La-Z-Boy Muebles, S. de R.L. de C.V. and Parques Industriales Amistad, S.A. de C.V. for a manufacturing facility of approximately 689,338.07 square feet to be located in Coahuila, Mexico, so long as such guaranty and such lease are in form and substance reasonably satisfactory to the Agent;”

2.           No Other Amendments or Waivers.  Except in connection with the amendment set forth above, the execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of the Agent or the Lenders under the Credit Agreement or any of the other Loan Documents, nor constitute a waiver of any provision of the Credit Agreement or any of the other Loan Documents.  Except for the amendment set forth above, the text of the Credit Agreement and all other Loan Documents shall remain unchanged and in full force and effect and the Borrowers hereby ratify and confirm their respective obligations thereunder.  This Amendment shall not constitute a modification of the Credit Agreement or any of the other Loan Documents or a course of dealing with the Agent or the Lenders at variance with the Credit Agreement or the other Loan Documents such as to require further notice by the Agent or the Lenders to require strict compliance with the terms of the Credit Agreement and the other Loan Documents in the future, except as expressly set forth herein.  The Borrowers acknowledge and expressly agree that the Agent and the Lenders reserve the right to, and do in fact, require strict compliance with all terms and provisions of the Credit Agreement and the other Loan Documents, as amended herein.  The Borrowers have no knowledge of any challenge to the Agent’s or any Lender’s claims arising under the Loan Documents, or to the effectiveness of the Loan Documents.

3.           Conditions Precedent to Effectiveness.  This Amendment shall become effective as of the date hereof when, and only when the Agent shall have received counterparts of this Amendment executed by the Borrowers, the Agent and the Required Lenders.

4.           Representations and Warranties of the Borrowers.  In consideration of the execution and delivery of this Amendment by the Agent and the Lenders, each Borrower hereby represents and warrants in favor of the Lender Group as follows:

(a)           each Borrower has the corporate power and authority (i) to enter into this Amendment and (ii) to do all acts and things as are required or contemplated hereunder to be done, observed and performed by such Borrower;

(b)           each Borrower has the right, power and authority and has taken all necessary action, corporate or otherwise, to authorize it to execute, deliver, and perform this Amendment in accordance with the terms hereof and to consummate the transactions contemplated hereby;

(c)           the execution and delivery by such Borrower of this Amendment and the performance of the obligations of such Borrower hereunder and the consummation by such Borrower of the transactions contemplated hereby and thereby: (i) do not conflict with, result in a breach of or constitute a default under the articles of incorporation, bylaws or other organizational documents of any Borrower or any indenture, agreement or other instrument to which such Person is a party or by which any of its properties may be bound; (ii) do not require the consent, registration or approval of any Governmental Authority or any other Person (except such as have been duly obtained, made or given, and are in full force and effect and except for consents of Persons (other than a Governmental Authority) that are not material) or violate any Applicable Law relating to any Borrower; (iii) do not contravene in any material respect any statute, law, ordinance, regulation, rule, order or other governmental restriction applicable to or binding upon such Borrower; and (iv) will not, except as contemplated herein for the benefit of the Agent on behalf of the Lenders, result in the imposition of any Liens upon any property of such Borrower except Permitted Liens;

(d)           this Amendment has been duly executed and delivered by such Borrower, and is a legal, valid and binding obligation of such Borrower, enforceable in accordance with its terms, except to the extent that the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization or similar state, provincial, territorial or federal (United States or Canada) debtor relief laws from time to time in effect which affect the enforcement of creditors’ rights in general and the availability of equitable remedies;

(e)           after giving effect to the amendment set forth in this Amendment, no Default or Event of Default exists under the Credit Agreement or the other Loan Documents;

(f)           on and as of the date hereof, all representations and warranties of such Borrower set forth in the Credit Agreement and the other Loan Documents are true, correct and complete in all material respects (unless any such representation or warranty is qualified as to materiality, in which case such representation and warranty shall be true and correct in all respects) as though made on and as of such date, except to the extent that such representations and warranties expressly relate solely to an earlier date, in which case such representations and warranties shall have been true, correct and complete in all material respects (unless any such representation or warranty is qualified as to materiality, in which case such representation and warranty shall be true and correct in all respects) on and as of such earlier date; and

(g)           the Loan Documents to which such Borrower is a party, including, without limitation, the Credit Agreement, constitute the legal, valid and binding obligations of such Borrower, enforceable in accordance with their respective terms except to the extent that the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization or similar state, provincial, territorial or federal (United States or Canada) debtor relief laws from time to time in effect which affect the enforcement of creditors’ rights in general and the availability of equitable remedies.

5.           Counterparts.  This Amendment may be executed in multiple counterparts, each of which shall be deemed to be an original and all of which, taken together, shall constitute one and the same agreement.  In proving this Amendment in any judicial proceedings, it shall not be necessary to produce or account for more than one such counterpart signed by the party against whom such enforcement is sought.  Any signatures delivered by a party by facsimile transmission or by electronic mail transmission shall be deemed an original signature hereto.

6.           Reference to and Effect on the Loan Documents.  Upon the effectiveness of this Amendment, on and after the date hereof, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof” or words of like import referring to the Credit Agreement, and each reference in the other Loan Documents to “the Credit Agreement”, “thereunder”, “thereof” or words of like import referring to the Credit Agreement, shall mean and be a reference to the Credit Agreement as amended hereby.

7.           Section Titles.  The section titles contained in this Amendment are included for the sake of convenience only, shall be without substantive meaning or content of any kind whatsoever, and are not a part of the agreement between the parties.

8.           Entire Agreement.  This Amendment and the other Loan Documents constitute the entire agreement and understanding between the parties hereto with respect to the transactions contemplated hereby and thereby and supersede all prior negotiations, understandings and agreements between such parties with respect to such transactions.

9.           GOVERNING LAW.  THE VALIDITY, INTERPRETATION AND ENFORCEMENT OF THIS AMENDMENT SHALL BE GOVERNED BY THE LAWS OF THE STATE OF NORTH CAROLINA WITHOUT REGARD TO THE CONFLICT OF LAWS PRINCIPLES THEREOF.

10.           Loan Document.  This Amendment shall be deemed to be a Loan Document for all purposes.

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IN WITNESS WHEREOF, the parties hereto have executed and delivered this Amendment as of the day and year first written above.

BORROWERS:	LA-Z-BOY INCORPORATED, a Michigan corporation

By:
Name:
Title:

KINCAID FURNITURE COMPANY, INCORPORATED, a Delaware corporation

By:
Name:
Title:

ENGLAND, INC., a Michigan corporation

By:
Name:
Title:

BAUHAUS U.S.A., INC., a Mississippi corporation

By:
Name:
Title:

LA-Z-BOY CANADA LIMITED, an Ontario corporation

By:
Name:
Title:

LA-Z-BOY GREENSBORO, INC., a North Carolina corporation

By:
Name:
Title:

LZB MANUFACTURING, INC., a Michigan corporation

By:
Name:
Title:

AGENT AND LENDERS:	WACHOVIA CAPITAL FINANCE CORPORATION (CENTRAL), as the Agent and as a Lender

By:
Name:
Title:

BURDALE FINANCIAL LIMITED, as a Lender

By:
Name:
Title:

BRANCH BANKING AND TRUST COMPANY, as a Lender

By:
Name:
Title:

JPMORGAN CHASE BANK, N.A., as a Lender

By:
Name:
Title:

NATIONAL CITY BUSINESS CREDIT, INC., as a Lender

By:
Name:
Title:

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SUNTRUST BANK, as a Lender

By:
Name:
Title:

BANK OF AMERICA, N.A., as a Lender

By:
Name:
Title:

COMERICA BANK, as a Lender

By:
Name:
Title:

PNC BANK, NATIONAL ASSOCIATION, as a Lender

By:
Name:
Title:

WELLS FARGO FOOTHILL, LLC, as a Lender

By:
Name:
Title:

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